Exhibit 10.21

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

ZERO NOX, INC.

CONVERTIBLE PROMISSORY NOTE

$5,000,000	Made as of March 11, 2022 (“Note Date”)

Subject to the terms and conditions of this Note, for value received, Zero Nox, Inc., a Wyoming corporation (the “Company”), with chief executive offices at 1343 S. Main Street, Porterville, CA 93257, hereby promises to pay to the order of Premier Trailer Manufacturing Inc. (“Holder”), at 30517 Ivy Rd., Visalia, CA 93291, the principal sum of Five Million Dollars ($5,000,000), or such lesser amount as shall then equal the outstanding principal amount hereunder, together with interest accrued on the unpaid principal amount at the Applicable Rate (as defined below). Interest shall begin to accrue as set forth below and shall continue to accrue on the outstanding principal until the entire Balance is paid (or converted, as provided in Section 3), and shall be computed based on the actual number of days elapsed and on a year of 365 days.

The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees.

1.	DEFINITION. The following definitions shall apply for purposes of this Note.

“Actual Conversion Amount” means all (or if permitted by the terms of this Note, that lesser portion) of the Balance actually converted into Conversion Stock pursuant to Section 3, on an Actual Conversion Date, including, if accrued interest and expenses convert pursuant to the terms of this Note, interest and expenses accrued through such Actual Conversion Date and actually converted into Conversion Stock.

“Actual Conversion Date” means a date on which all (or if permitted by this Note, a lesser portion) of the Balance of this Note is converted pursuant to Section 3.

“Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Securities Act.

“Applicable Rate” means a rate equal to eight percent (8%) simple interest per annum.

“Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.

“Business Day” means a weekday on which banks are open for general banking business in San Francisco, California.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Note, any corporation or other entity which succeeds to the Company’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Conversion Price” means an amount equal to Ten Dollars ($10.00) per share as per the terms and conditions of the Company’s private placement memorandum dated December 1, 2021.

“Conversion Stock” means newly-created shares of common stock of the Company, which will have rights, preferences and privileges identical to the Company’s private placement memorandum dated December 1, 2021.

“Event of Default” has the meaning set forth in Section 5.

“Financing Document” means this Note and any document entered into, executed or delivered under or in connection with, or for the purpose of amending, any of such documents.

“Maturity Date” means the earlier of (a) eighteen (18) months from the Note Date, or (b) the time at which the Balance of this Note is due and payable upon an Event of Default; provided, however that if the Event of Default is cured as permitted in this Note, then the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (b).

“Note” means this Convertible Promissory Note.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.

“Principal Balance” means, at the applicable time, all the then outstanding principal of this Note.

“Securities Act” means the Securities Act of 1933, as amended.

2.	PAYMENT AT MATURITY DATE; INTEREST.

2.1             Payment at Maturity Date. If this Note has not been previously converted (as provided in Section 3), then the principal amount of this Note, all accrued and unpaid interest and all other amounts accrued under this Note shall be due and payable in full on the Maturity Date. Payment on this Note shall be made, at the election of the Company, at the chief executive offices of the Company or by mail to the address of Holder of this Note in lawful money of the United States.

2.2            Payment of Interest. No interest shall be owed if the Holder elects to convert this Note to shares of Conversion Stock at the Conversion Price (as provided in Section 3). If this Note is not converted (as provided in Section 3), then interest at the Applicable Rate shall be owed on any unpaid Balance of this Note calculated from the Note Date until the principal and any accrued fees, expenses, and interest are paid in full.

3.            CONVERSION AND PREPAYMENT. On or before March 11, 2023, the Holder may convert this Note to shares of Conversion Stock at the Conversion Price. After March 11, 2023, the Company may pay any unpaid Balance of this Note before it becomes due, without the consent of the Holder of the Note.

4.            APPLICATION OF PAYMENTS. All payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full.

5.             EVENTS OF DEFAULT. Each of the following events shall constitute an “Event of Default” hereunder:

(a)              The Company fails to make any payment when due under this Note on the applicable due date;

(b)              The Company breaches any material obligation to the Holder under this Note or under any other Financing Document and does not cure such breach within 20 days after written notice thereof has been given by or on behalf of such Holder to the Company; or

(c)              The Company’s Board of Directors or stockholders adopt a resolution for the liquidation, dissolution or winding up of the Company.

Upon the occurrence of any Event of Default, all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall become immediately due and payable upon written notice by or on behalf of the Holder.

6.	MATURITY.

6.1            Payment at Maturity Date. If the Company has not paid the entire Balance at or before the Maturity Date, then, at the Maturity Date, all accrued but unpaid interest shall be paid and the entire Principal Balance then outstanding shall be paid.

6.2            Termination of Rights. Except for the right to obtain certificates representing the Conversion Stock under Section 7, all rights with respect to this Note shall terminate upon the effective conversion of the entire Principal Balance of the Note as provided in Section 3. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company as soon as practicable after conversion. In any event, Holder shall not be entitled to receive any stock certificates representing the shares of Conversion Stock issuable upon conversion of this Note unless and until Holder has surrendered the original of this Note.

7.            CERTIFICATES. As soon as practicable after conversion of this Note pursuant to Section 3, the Company at its expense will cause to be issued in the name of Holder and to be delivered to Holder, a certificate or certificates for the number of shares of Conversion Stock to which Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company’s Certificate of Incorporation and Bylaws and by any agreement between the Company and Holder), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. No fractional shares shall be issued upon conversion of this Note. If upon any conversion of this Note (and after aggregating the amounts of all other Notes held by the same Holder which are converted at the same time as this Note), a fraction of a share would otherwise be issued, then in lieu of such fractional share, the Company shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the applicable Conversion Price.

8.	PROVISIONS RELATING TO STOCKHOLDERS RIGHTS.

8.1            No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this Note is actually converted into shares of the Company’s capital stock in accordance with its terms. In the absence of conversion of this Note into Conversion Stock, no provisions of this Note and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

9.	GENERAL PROVISIONS.

9.1            Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

9.2            Attorneys’ Fees. In the event any party is required to engage the services of an attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

9.3            Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any Affiliate of Holder who: (a) executes and delivers an acknowledgement that such transferee agrees to be subject to, and bound by, all the terms and conditions of this Note, and (b) (if requested by the Company) delivers to the Company an opinion of legal counsel, reasonably satisfactory to the Company, that such transfer complies with state and federal securities. Subject to the foregoing, the rights and obligations of the Company and Holder under this Note and the other Financing Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

9.4            Governing Law. This Note shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within the State of California, without reference to principles of conflict of laws or choice of laws.

9.5            Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

9.6            Notices. Unless otherwise provided herein, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the party to be notified at the address indicated in this Note, or at such other address as any party hereto may designate for itself to receive notices by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section. For purposes of this Section 9.6, a “business day” means a weekday on which banks are open for general banking business in San Francisco, California.

9.7             Amendments and Waivers. This Note may be amended and provisions may be waived by the Note Holder and the Company. Any amendment or waiver must be made in writing, signed by all parties to this Note, and effected shall be binding upon each holder of any Notes at the time outstanding, each future holder of the Notes and the Company.

9.8             Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be signed in its name as of the date first written above.

THE COMPANY

Zero Nox, Inc.

By:	/s/ Vonn R. Christenson
Name: Vonn R. Christenson
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

HOLDER

Premier Trailer Manufacturing Inc.

By:	/s/ Gene A. Cuelho Jr.
Name: Gene A. Cuelho Jr.
Title: Chief Executive Officer

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE OF ZERO NOX, INC.]